EXHIBIT 99.4
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

Company Contact            Investor Relations Contacts          Media Contact
David Gershen              John Nesbett/Karen Pisciotta        Elissa Grabowski
Chief Financial Officer    Lippert/Heilshorn & Associates  Lippert/Heilshorn & Associates
NMHCRX                         212-838-3777                       212-838-3777
800-251-3883                 jnesbett@lhai.com or               egrabowski@lhai.com
                              -----------------                 -------------------
dgershen@nmhc.com            kpisciotta@lhai.com
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For Immediate Release

                      National Medical Health Card Systems
                          Nearly Doubles Lives Covered
                  with Purchase of Centrus PBM for $40 Million


     PORT WASHINGTON, N.Y. - January 29, 2002 - National Medical Health Card Systems (Nasdaq: NMHC), a national independent pharmacy benefit manager (PBM), announced that it has purchased the assets of Centrus, the pharmacy benefit unit of Health Solutions, Ltd., for $40 million in cash. In addition, the terms of the purchase provide an opportunity for an additional earnout of $4 million based on Centrus' future performance.

     NMHC will merge Centrus with the company's PBM business, NMHCRX, and expects the purchase to be immediately accretive. For the calendar year 2001, Centrus generated $279 million in revenue. The addition of Centrus will nearly double the number of covered lives NMHCRX serves, bringing the total to over 2.5 million.

     "Centrus is an excellent strategic fit with our PBM business, as it complements and expands our areas of expertise, in particular, strengthening our presence in the managed care market," said James Bigl, president of NMHC. "Furthermore, the combined NMHCRX and Centrus PBM will have the scale to better serve our customers and attract new business in our three target markets:
Taft-Hartley funds, third party administrators, and managed care organizations. With the addition of Centrus, NMHCRX will fill over 15 million prescriptions per year."

     Patrick McLaughlin, president of Centrus, commented, "Centrus is excited to be joining forces with NMHCRX. The increased financial and operational strength created through our combined companies will translate directly into benefits for our clients and members."

     Mr. McLaughlin will join NMHCRX as Executive Vice President of Managed Care and President of the Centrus' division, responsible for Centrus' existing business as well as NMHCRX's managed care clients, clinical operations and services and, formulary management services throughout the nation. Christopher DelVecchio, chief executive officer of Health Solutions, Ltd. will be a consultant to NMHC. The company will maintain Centrus' Albany facility.

     "As our third PBM acquisition in less than two years, the purchase of Centrus demonstrates our commitment to acquiring small-to-mid-sized PBMs," said Bert Brodsky, chief executive officer of NMHC. "NMHC successfully integrated two previous acquisitions, recognizing significant operational synergies. This purchase is a particularly meaningful milestone because of its substantial impact on the scale of our business. Our goal is to continue to grow NMHC organically and through additional strategic acquisitions, to increase market share, and expand the scope of our offerings to customers."

     In a related transaction, the company received a $40 million secured credit facility from Healthcare Finance Group, Inc. The facility has a three-year term and is secured by the company's operating receivables. The purchase and the secured credit facility transactions closed contemporaneously.

     The company will host a conference call on February 15, 2002 at 8:30 am Eastern Time to discuss the results for the fiscal second quarter ended December 31, 2001, at which time management will also address questions regarding Centrus.

     About NMHC National Medical Health Card Systems (NMHC) is the parent of NMHCRX, a pharmacy benefit management company providing services to corporations, unions, health maintenance organizations, third party administrators, and local governments. Through its clinical programs, value-added offerings, and advanced information technology systems, NMHCRX provides high-quality, cost-effective management of pharmacy benefit programs.

     Forward-Looking Statements This press release contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's Annual Report for the fiscal year ended June 30, 2001 and other Securities and Exchange Commission filings.